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                                                                      EXHIBIT 21
                                                        State or Other
Subsidiaries of the Registrant                Jurisdiction of Incorporation
------------------------------                -----------------------------
  Unum Holding Company                                        Delaware
     Unum Life Insurance Company of America                   Maine
       SP Administrator, LLC                                  California
     First Unum Life Insurance Company                        New York
     Claims Service International, Inc.                       Delaware
     Unum Development Corporation                             Maine
     Unum International Underwriters Inc.                     Delaware
  Unum European Holding Company Limited                       United Kingdom
     Unum General Company Limited                             United Kingdom
     Unum Management Company Limited                          United Kingdom
     Unum Limited                                             United Kingdom
       Claims Service International Limited                   United Kingdom
     Open Door VAC Limited                                    United Kingdom
  Mindtask Limited                                            United Kingdom
  Duncanson & Holt, Inc.                                      New York
     Duncanson & Holt Underwriters Ltd.                       United Kingdom
     Duncanson & Holt Syndicate Management Ltd.               United Kingdom
       LRG Services Limited                                   United Kingdom
       Trafalgar Underwriting Agencies Ltd.                   United Kingdom
     Duncanson & Holt Europe Ltd.                             United Kingdom
     Duncanson & Holt Agencies, Ltd.                          United Kingdom
     Duncanson & Holt Services Inc.                           Maine
     Duncanson & Holt Canada Ltd.                             Canada
     TRI-CAN Reinsurance, Inc.                                Canada
     Duncanson & Holt Asia PTE Ltd.                           Singapore
  Colonial Companies, Inc.                                    Delaware
     Colonial Life & Accident Insurance Company               South Carolina
     Benefit America Inc.                                     South Carolina
  Unum Japan Accident Insurance Company Limited               Japan
  Unum International Ltd.                                     Bermuda
  Boston Compania Argentina de Seguros S.A.                   Argentina
     Boston Sequros de Retiro S.A.                            Argentina
     Boston Sequros de Vida S.A.                              Argentina
     Fibos S.A.                                               Argentina
  Options and Choices, Inc.                                   Wyoming
  The Paul Revere Corporation                                 Massachusetts
     The Paul Revere Life Insurance Company                   Massachusetts
       The Paul Revere Protective Life Insurance Company      Delaware
       The Paul Revere Variable Annuity Insurance Company     Massachusetts
  GENEX Services, Inc.                                        Pennsylvania
     GENEX Services of Canada, Inc.                           Ontario
     Primecor, Inc.                                           Pennsylvania
     GENEX Services, Inc. of Ohio                             Ohio
  Provident Life and Accident Insurance Company               Tennessee
  Provident National Assurance Company                        Tennessee
  Provident Life and Casualty Insurance Company               Tennessee
  Provident Investment Management, LLC                        Tennessee
  Provident International Ltd.                                Bermuda
  Provident Insurance Agency, LLC                             Delaware